EXHIBIT 99.1

                                     PNCCPAs
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February 14, 2003

Mr. John Harkola
RDC International, Inc.
Suite 702
1819 Main Street
Sarasota, FL 34236

Dear Mr. Harkola:




We are unable to forward the financial statements of RDC International, Inc., as of December 31, 2002 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review. Thank you for your consideration.




Sincerely,


/s/ Pender Newkirk & Company
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Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida




             Pender Newkirk & Company * Certified Public Accountants
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  100 South Ashley Drive * Suite 1650 * Tampa, Florida 33602 * (813) 229-2321
                * Fax (813) 229-2359 * Web Site: www.pnccpa.com
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Member of  Private  Companies  Practice  Section  and SEC  Practice  Section  of
American Institute of Certified Public Accountants